Exhibit 24.1

POWER OF ATTORNEY

 The undersigned, an officer of HUGHES Telematics, Inc, a Delaware corporation
(the "Company"), hereby constitutes and appoints Jeffrey A. Leddy, Erik J.
Goldman,  Craig Kaufmann and Robert Lewis, of the Company, and Bethany Haynes
and Osahon Omoregie, of Skadden, Arps, Slate, Meagher & Flom LLP, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4, Form 5 and
any successor forms adopted by the Securities and Exchange Commission, and any and all amendments thereto, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and
the rules thereunder, and requisite documents in connection with such statements, respecting the Company.

 This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or the Company or its affiliates (as the case may be).

 IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 10th day of April 2009.

/s/ Keith J. Schneider
Keith J. Schneider